EXHIBIT 99.1

Public Lender Presentation April 2020

1 NATURE OF THE INFORMATION PRESENTED HEREIN This presentation contains statements that constitute forward - looking statements which involve risks and uncertainties, including such risks and uncertainties detailed in the Annual report on Form 10 - K of PlayAGS , Inc . (“AGS” or the “Company”) filed with the U . S . Securities and Exchange Commission (the “SEC”) by the Company on March 4 , 2020 . These statements include descriptions regarding the intent, belief or current expectations of AGS or its officers with respect to the consolidated results of operations and financial condition, future events and plans of AGS . These statements can be recognized by the use of words such as "expects," "plans," "will," "estimates," "projects," or words of similar meaning . Such forward - looking statements are not guarantees of future performance and actual results may differ from those in the forward - looking statements as a result of various factors and assumptions . These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, such as the effects of COVID - 19 on the Company’s business and results of operations, that could cause actual results to differ materially from the results discussed in the forward - looking statements . You are cautioned not to place undue reliance on these forward looking statements, which are based on the current view of the management of AGS on future events . We undertake no obligation to publicly update or revise any forward - looking statement contained in this presentation, whether as a result of new information, future events or otherwise, except as required by law . In light of the risks, uncertainties and assumptions, the forward - looking events discussed in this presentation might not occur, and our actual results could differ materially from those anticipated in these forward - looking statements . This presentation also contains references to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, and adjusted total net debt leverage ratio which are non - GAAP financial measures . Management believes that EBITDA and Adjusted EBITDA and related measures are commonly reported by companies and widely used by investors as indicators of a company’s operating performance . There are other non - GAAP financial measures which should be considered only as a supplement to, and not as a superior measure to, financial measures prepared in accordance with GAAP . Please refer to the appendix of this presentation for a reconciliation of certain non - GAAP financial measures included in this presentation to the most directly comparable financial measure prepared in accordance with GAAP . Unless otherwise noted, information included herein is presented as of the dates indicated . This presentation is not complete and the information contained herein may change at any time without notice . Except as required by applicable law, we do not have any responsibility to update the presentation to account for such changes . Certain information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change . In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by third parties . The information contained herein is subject to change, completion or amendment and we are not under any obligation to keep you advised of such changes . We make no representation or warranty, express or implied, with respect to the accuracy, reasonableness or completeness of any of the information contained herein, including, but not limited to, information obtained from third parties . The information contained herein is either (i) publicly available or (ii) not material with respect to Company and its subsidiaries, taken as a whole, or any of their respective securities for purposes of United States Federal and state securities laws .

NAVIGATING COVID-19

The AGS management team took early steps to formulate and implement a comprehensive action plan, consisting of cost savings initiatives and capital expenditure reductions, to strengthen the Company's liquidity position in response to COVID-19 while ensuring all critical corporate business operations are maintained. Although the Company acted swiftly in response to the fast-changing operating environment, protecting its renowned employee-centric corporate culture was considered in all decisions and communications.

- The action plan was implemented in two phases, with the first phase fully actioned as of April 1, 2020:
  - Implemented a hiring freeze whereby the Company will hire no new employees
  - Cancelled all employee promotions and merit increases
  - Applied labor cost saving measures including:
    - Furloughed a portion of the Company's labor force
    - Reduced employee compensation by 25% - 50% for employees not furloughed
    - Implemented ~10% employee headcount reduction
    - Postponed indefinitely the Company match on 401(k)
  - Decreased or removed all discretionary expenses in Q2 & Q3 2020, including:
    - Travel & entertainment, promotions, sponsorships, projects, etc.
    - Cut all tradeshow expenses (OIGA, GameOn, G2E, NIGA)
  - Implemented capital expenditure reduction measures including:
    - Cut all optimization and growth capital expenditures for periods where no revenue is generated
    - Cut all non-essential corporate capital expenditures
- Phase 2 was fully actioned as of April 20, 2020, and consisted of the following additional actions:
  - All executives have received further salary reductions down to 50% of base salary
  - Additional employee furloughs representing a large portion of the Company's labor force, impacting Research & Development, Service, Production / Operations and SG&A

In total, the Company estimates that its pre-COVID monthly cash outflow was approximately $18.0 - $19.0 million[(1)]. With Phase 2 initiatives fully implemented, the Company estimates its monthly cash outflow will be ~$4.0 million[(1)]. Approximately ~60% of the monthly cash outflow is attributable to payroll and related cash costs, while the remaining 40% of the monthly cash outflow is attributable to OpEx and other

Estimated monthly cash outflow of ~$4.0 million after fully enacting Phase 2[(1)]

(1) Estimated monthly cash outflow excludes debt service costs (interest & principal).

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